Exhibit 12(a)


                   Elizabethtown Water Company & Subsidiary
               Computation of Ratio of Earnings to Fixed Charges

                        1989        1990        1991        1992        1993
                      --------    --------    --------    --------    --------
EARNINGS:
Income before
 preferred stock
 dividends           $7,124,469  $7,978,778 $11,361,063 $12,149,343 $14,832,519
Federal income taxes  3,343,747   3,990,799   5,630,265   6,021,464   7,916,794
Interest charges      9,207,026  10,582,686  11,016,414  10,623,801  11,437,710
                    ----------- ----------- ----------- ----------- -----------
Earnings available
 to cover fixed
 charges            $19,675,242 $22,552,263 $28,007,742 $28,794,608 $34,187,023
                    =========== =========== =========== =========== ===========


FIXED CHARGES:
Interest on long
 term debt            8,769,218   9,587,723  10,585,336  10,516,521  11,527,301
Other interest          864,984   1,187,500     535,834     514,122      77,921
Amortization of debt
 discount - net          71,340     279,103     287,180     209,631     224,383
                    ----------- ----------- ----------- ----------- -----------

Total fixed charges  $9,705,542 $11,054,326 $11,408,350 $11,240,274 $11,829,605
                    =========== =========== =========== =========== ===========

Ratio of Earnings to
 Fixed Charges             2.03        2.04        2.46        2.56        2.89
                    =========== =========== =========== =========== ===========


Earnings to Fixed Charges represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and interest expenses (which is reduced by capitalized interest), divided by fixed charges. Fixed Charges consist of interest on long and short-term debt (which is not reduced by capitalized interest), and amortization of debt discount.


                                                                Exhibit 12(b)


                   Elizabethtown Water Company & Subsidiary
               Computation of Ratio of Earnings to Fixed Charges
                           and Preferred Dividends

                        1989        1990        1991        1992        1993
                      --------    --------    --------    --------    --------
EARNINGS:
Income before
 preferred stock
 dividends           $7,124,469  $7,978,778 $11,361,063 $12,149,343 $14,832,519
Federal income taxes  3,343,747   3,990,799   5,630,265   6,021,464   7,916,794
Interest charges      9,207,026  10,582,686  11,016,414  10,623,801  11,437,710
                    ----------- ----------- ----------- ----------- -----------
Earnings available
 to cover fixed
 charges            $19,675,242 $22,552,263 $28,007,742 $28,794,608 $34,187,023
                    =========== =========== =========== =========== ===========


FIXED CHARGES AND
 PREFERRED DIVIDENDS:
Interest on long
 term debt            8,769,218   9,587,723  10,585,336  10,516,521  11,527,301
Preferred dividend
 requirement (1)      1,543,097   1,575,158   1,570,446   1,570,446   1,610,429
Other interest          864,984   1,187,500     535,834     514,122      77,921
Amortization of debt
 discount - net          71,340     279,103     287,180     209,631     224,383
                    ----------- ----------- ----------- ----------- -----------

Total fixed charges $11,248,639 $12,629,484 $12,978,796 $12,810,720 $13,440,034
                    =========== =========== =========== =========== ===========


Ratio of Earnings to
 Fixed Charges and
 Preferred Dividends       1.75        1.79        2.16        2.25        2.54
                    =========== =========== =========== =========== ===========


(1) Preferred Dividend
    Requirement:
Preferred dividends  $1,050,232  $1,050,000  $1,050,000  $1,050,000  $1,050,000
Effective tax rate        31.94%      33.34%      33.14%      33.14%      34.80%
                    ----------- ----------- ----------- ----------- -----------
Preferred dividend
   requirement       $1,543,097  $1,575,158  $1,570,446  $1,570,446  $1,610,429
                    =========== =========== =========== =========== ===========

Earnings to Fixed Charges and Preferred Dividends represents the sum of Income Before Preferred Stock Dividends, Federal income taxes and interest expenses (which is reduced by capitalized interest), divided by fixed charges. Fixed Carges and Preferred Dividends consist of interest on long and short-term debt (which is not reduced by capitalized interest), dividends on Preferred Stock on a pre-tax basis and amortization of debt discount.
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